Exhibit 99.1
Darden Restaurants Reports Fiscal 2026 Second Quarter Results;
Declares Quarterly Dividend;
And Updates Fiscal 2026 Financial Outlook

ORLANDO, Fla., December 18, 2025 /PRNewswire/ -- Darden Restaurants, Inc. (NYSE:DRI) today reported its financial results for the second quarter ended November 23, 2025.

Second Quarter 2026 Financial Highlights, Comparisons Versus Same Fiscal Quarter Last Year
•Total sales increased 7.3% to $3.1 billion, driven by a blended same-restaurant sales1 increase of 4.3% and sales from 30 net new restaurants
•Same-restaurant sales:

Consolidated Darden[1]	4.3%
Olive Garden	4.7%
LongHorn Steakhouse	5.9%
Fine Dining	0.8%
Other Business[1]	3.1%
•Reported diluted net earnings per share from continuing operations were $2.03
•Excluding $0.03 of Chuy's transaction and integration related costs and $0.02 of closed restaurant costs2, adjusted diluted net earnings per share from continuing operations were $2.08, an increase of 2.5%3
•The Company repurchased $222 million of its outstanding common stock

“The second quarter exceeded our top-line expectations as every segment delivered positive same-restaurant sales,” said Darden President & CEO Rick Cardenas. “Our restaurant teams did a great job of being brilliant with the basics, driving record, or near-record, guest satisfaction scores across all our brands. Despite facing significant commodity headwinds, we leveraged our four competitive advantages to provide strong value for our guests and we made appropriate investments in the business to ensure long-term success.

“I’m proud of the results we continue to deliver for our shareholders, and we remain committed to executing our strategy to drive long-term growth and shareholder value.”

Segment Performance
During the fourth quarter of fiscal 2025, the Company changed its reporting of segment profit to exclude pre-opening costs. Fiscal 2025 figures were recast for comparability. Segment profit represents sales, less costs for food and beverage, restaurant labor, restaurant expenses and marketing expenses. Segment profit excludes non-cash real estate related expenses. Sales and profits from Chuy's restaurants are included within the Other Business segment from the date of acquisition forward.

	Q2 Sales		Q2 Segment Profit
($ in millions)	2026	2025	2026	2025
Consolidated Darden	$3,102.1	$2,890.0
Olive Garden	$1,362.7	$1,292.5	$297.3	$277.8
LongHorn Steakhouse	$775.9	$710.1	$126.0	$135.1
Fine Dining	$316.2	$306.0	$46.9	$53.9
Other Business	$647.3	$581.4	$86.7	$81.2

	YTD Sales		YTD Segment Profit
($ in millions)	2026	2025	2026	2025
Consolidated Darden	$6,146.8	$5,647.0
Olive Garden	$2,663.8	$2,501.6	$564.9	$528.0
LongHorn Steakhouse	$1,552.3	$1,423.6	$260.9	$263.4
Fine Dining	$602.7	$584.9	$85.6	$92.8
Other Business	$1,328.0	$1,136.9	$196.0	$165.4

[1] Will not include Chuy's until they have been owned and operated by Darden for a 16-month period (Q4 fiscal 2026) and does not include Bahama Breeze as they are not expected to be operated by Darden for the entirety of the fiscal year.

[2] Primarily costs related to the closure of 22 underperforming restaurants that were permanently closed during the fourth quarter of fiscal 2025
[3] See the "Non-GAAP Information" below for more details

Dividend Declared
Darden's Board of Directors declared a quarterly cash dividend of $1.50 per share on the Company's outstanding common stock. The dividend is payable on February 2, 2026, to shareholders of record at the close of business on January 9, 2026.

Share Repurchase Program
During the quarter, the Company repurchased approximately 1.1 million shares of its common stock for a total of $222 million. As of the end of the second quarter of fiscal 2026, the Company had $643 million remaining under the current $1 billion repurchase authorization.

Fiscal 2026 Financial Outlook
The Company updated its full year financial outlook for fiscal 2026, which includes a 53rd week. This outlook includes the impact of the additional week. We will provide additional details during our investor conference call scheduled for this morning at 8:30 am ET.

•Total sales growth of 8.5% to 9.3%, including approximately 2% growth related to the 53rd week
•Same-restaurant sales4 growth of 3.5% to 4.3%
•New restaurant openings of 65 to 70
•Total capital spending of $750 to $775 million
•Total inflation of approximately 3.5%
•An effective tax rate of approximately 13%
•Adjusted diluted net earnings per share from continuing operations of $10.50 to $10.703, including:
◦Approximately $0.20 related to the addition of the 53rd week
•Approximately 116.5 million weighted average diluted shares outstanding

[4] Annual same-restaurant sales is a 52-week metric and excludes the impact of Chuy’s, which will not have been owned and operated by Darden for a 16-month period prior to the beginning of fiscal 2026, as well as Bahama Breeze as they are not expected to be operated by Darden for the entirety of the fiscal year.

Investor Conference Call
The Company will host a conference call and slide presentation today, Thursday, December 18, 2025, at 8:30 am ET to review its recent financial performance. The call will be webcast live at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=PmcRM0vc. Please allow extra time prior to the call to visit the site and download any software required to listen to the webcast. Prior to the call, a slide presentation will be posted on the Investor Relations section of our website at: www.darden.com. For those who cannot access the Internet, please dial 1-877-407-9219. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Darden
Darden is a restaurant company featuring a portfolio of differentiated brands that include Olive Garden, LongHorn Steakhouse, Yard House, Ruth’s Chris Steak House, Cheddar's Scratch Kitchen, The Capital Grille, Chuy's, Seasons 52, Eddie V’s and Bahama Breeze. For more information, please visit www.darden.com.

Information About Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include: a failure to address cost pressures and a failure to effectively deliver cost management activities and achieve some economies of scale in purchasing, certain economic and business factors and their impacts on the restaurant industry and other general macroeconomic factors including unemployment, energy prices, tariffs and interest rates, the inability to hire, train, reward and retain restaurant team members and determine and maintain adequate staffing, a failure to recruit, develop and retain effective leaders or the loss or shortage of personnel with key capacities and skills that could impact our strategic direction, increased labor and insurance costs, health concerns arising from food-related pandemics, outbreaks of flu, viruses or other diseases, food safety and food-borne illness concerns, insufficient guest or employee facing technology or a failure to maintain a continuous and secure cyber network, compliance with privacy and data protection laws and risks of failures or breaches of our data protection systems, the inability to successfully complete our integration of Chuy's Holdings operations into our business, risks relating to public policy changes and federal, state and local regulation of our business, intense competition, changing consumer preferences, an inability or failure to recognize, respond to and effectively manage the accelerated impact of social media, a failure to identify and execute innovative marketing and guest relationship tactics, ineffective or improper use of other marketing initiatives and increased advertising and marketing costs, climate change, adverse weather conditions and natural disasters, long-term and non-cancelable property leases, inability or failure to execute a business continuity plan following a major natural disaster, shortages , delays or interruptions in the delivery of food and other products and services from our third-party vendors and suppliers, failure to drive profitable sales growth, a lack of availability of suitable locations for new restaurants or a decline in the quality of locations of our current restaurants, higher-than-anticipated costs associated with the opening of new restaurants or with the closing, relocating or remodeling of existing restaurants, risks associated with doing business with franchisees, licensees and vendors in foreign markets, volatility in the market value of derivatives, volatility in the U.S. equity markets affecting our ability to efficiently hedge exposures, failure to protect our intellectual property, our reporting on environmental, social and governance matters or our sustainability ratings, litigation, unfavorable publicity or failure to respond effectively to adverse publicity, disruptions in the financial and credit markets, impairment of the carrying value of our goodwill or other intangible assets, changes in tax laws or unanticipated tax liabilities, failure of our internal controls over financial reporting and future changes in accounting standards, and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Non-GAAP Information
The information in this press release includes financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as adjusted diluted net earnings per share from continuing operations. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. The Company believes that the presentation of certain non-GAAP measures provides useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in this release.

(Analysts) Courtney Aquilla, (407) 245-5054; (Media) Rich Jeffers, (407) 245-4189

Fiscal Q2 Reported to Adjusted Earnings Reconciliation
	Q2 2026				Q2 2025
$ in millions, except per share amounts	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share
Reported Earnings from Continuing Operations	$272.4	$35.0	$237.4	$2.03	$245.9	$30.2	$215.7	$1.82
% Change vs Prior Year				11.5%
Total Adjustments:	$7.7	$1.9	$5.8	$0.05	$27.7	$3.4	$24.3	$0.21
Chuy's transaction and integration related costs	4.9	1.2	3.7	0.03	27.7	3.4	24.3	0.21
General and administrative expense	4.9	1.2	3.7	0.03	25.0	2.8	22.2	0.19
Interest expense[5]	—	—	—	—	2.7	0.6	2.1	0.02
Closed Restaurants[2]	2.8	0.7	2.1	0.02	—	—	—	—
Adjusted Earnings from Continuing Operations	$280.1	$36.9	$243.2	$2.08	$273.6	$33.6	$240.0	$2.03
% Change vs Prior Year				2.5%

5 In Q2 2025, interest expense relates to write-off of term loan issuance and interest rate hedge settlement.

Reconciliation of Fiscal 2026 Reported to Adjusted Earnings Outlook
	2026
Reported diluted net earnings per share from continuing operations	$10.62	to	$10.82
Chuy's transaction and integration related costs	0.06		0.06
Closed restaurants[2]	0.08		0.08
Gain on Olive Garden Canada sale	(0.26)		(0.26)
Adjusted diluted net earnings per share from continuing operations	$10.50	to	$10.70

Darden Restaurants, Inc.
Number of Company-Owned Restaurants

	11/23/25	11/24/24
Olive Garden	936	925
LongHorn Steakhouse	601	580
Cheddar's Scratch Kitchen	184	181
Chuy's	109	104
Yard House	91	88
Ruth's Chris Steak House	82	82
The Capital Grille	73	70
Seasons 52	45	45
Eddie V's	30	30
Bahama Breeze	28	43
The Capital Burger	3	4
Darden Continuing Operations	2,182	2,152

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	11/23/2025	11/24/2024	11/23/2025	11/24/2024
Sales	$3,102.1	$2,890.0	$6,146.8	$5,647.0
Costs and expenses:
Food and beverage	963.7	872.8	1,892.8	1,719.5
Restaurant labor	1,000.1	926.8	1,988.1	1,816.1
Restaurant expenses	508.3	472.2	1,012.5	925.9
Marketing expenses	48.7	48.8	97.8	93.5
Pre-opening costs	8.1	5.5	14.0	10.0
General and administrative expenses	117.8	144.1	253.9	270.5
Depreciation and amortization	137.9	127.7	273.0	249.2
Impairments and (gain) loss on disposal of assets, net	(2.9)	—	(44.9)	1.0
Total operating costs and expenses	$2,781.7	$2,597.9	$5,487.2	$5,085.7
Operating income	320.4	292.1	659.6	561.3
Interest, net	48.0	46.2	93.4	83.3
Earnings before income taxes	272.4	245.9	566.2	478.0
Income tax expense	35.0	30.2	70.9	54.7
Earnings from continuing operations	$237.4	$215.7	$495.3	$423.3
Losses from discontinued operations, net of tax benefit of $0.1, $0.2, $0.3, and $0.6, respectively	(0.2)	(0.6)	(0.3)	(1.0)
Net earnings	$237.2	$215.1	$495.0	$422.3
Basic net earnings per share:
Earnings from continuing operations	$2.05	$1.84	$4.26	$3.59
Losses from discontinued operations	—	(0.01)	—	(0.01)
Net earnings	$2.05	$1.83	$4.26	$3.58
Diluted net earnings per share:
Earnings from continuing operations	$2.03	$1.82	$4.23	$3.57
Losses from discontinued operations	—	—	(0.01)	(0.01)
Net earnings	$2.03	$1.82	$4.22	$3.56
Average number of common shares outstanding:
Basic	115.9	117.5	116.3	118.0
Diluted	116.7	118.3	117.2	118.7

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	11/23/2025	5/25/2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$224.1	$240.0
Receivables, net	126.1	93.8
Inventories	354.5	311.6
Prepaid income taxes	186.0	135.6
Prepaid expenses and other current assets	152.7	156.7
Total current assets	$1,043.4	$937.7
Land, buildings and equipment, net	4,943.6	4,716.0
Operating lease right-of-use assets	3,560.7	3,555.9
Goodwill	1,658.2	1,659.4
Trademarks	1,346.4	1,346.4
Other assets	387.9	371.6
Total assets	$12,940.2	$12,587.0
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$460.8	$439.6
Short-term debt	438.0	—
Accrued payroll	188.3	207.5
Accrued income taxes	1.3	4.7
Other accrued taxes	93.2	83.0
Unearned revenues	567.0	599.4
Other current liabilities	901.9	913.3
Total current liabilities	$2,650.5	$2,247.5
Long-term debt	2,139.1	2,128.9
Deferred income taxes	352.4	278.8
Operating lease liabilities - non-current	3,829.7	3,816.9
Other liabilities	1,888.1	1,803.6
Total liabilities	$10,859.8	$10,275.7
Stockholders’ equity:
Common stock and surplus	$2,298.4	$2,295.6
Retained earnings (deficit)	(235.7)	(16.1)
Accumulated other comprehensive income	17.7	31.8
Total stockholders’ equity	$2,080.4	$2,311.3
Total liabilities and stockholders’ equity	$12,940.2	$12,587.0

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	11/23/2025	11/24/2024
Cash flows—operating activities
Net earnings	$495.0	$422.3
Losses from discontinued operations, net of tax	0.3	1.0
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	273.0	249.2
Impairments and (gain) loss on disposal of assets, net	(44.9)	1.0
Stock-based compensation expense	48.9	48.9
Change in current assets and liabilities and other, net	(109.1)	(60.6)
Net cash provided by operating activities of continuing operations	$663.2	$661.8
Cash flows—investing activities
Purchases of land, buildings and equipment	(375.0)	(314.5)
Proceeds from disposal of land, buildings and equipment	24.1	—
Cash used in business acquisitions, net of cash acquired	—	(613.7)
Purchases of capitalized software and changes in other assets, net	(13.0)	(11.1)
Net cash used in investing activities of continuing operations	$(363.9)	$(939.3)
Cash flows—financing activities
Net proceeds from issuance of common stock	12.7	21.8
Dividends paid	(349.0)	(330.5)
Repurchases of common stock, inclusive of excise tax	(407.1)	(314.2)
Proceeds from short-term debt, net	438.0	188.4
Proceeds from issuance of long-term debt, net	—	750.0
Principal payments on finance leases, net	(9.5)	(9.7)
Payments of debt issuance costs	—	(6.9)
Net cash (used in) provided by financing activities of continuing operations	$(314.9)	$298.9

Cash flows—discontinued operations
Net cash used in operating activities of discontinued operations	(0.3)	—
Net cash used in discontinued operations	$(0.3)	$—

Increase (decrease) in cash, cash equivalents, and restricted cash	(15.9)	21.4
Cash, cash equivalents, and restricted cash - beginning of period	254.5	220.1
Cash, cash equivalents, and restricted cash - end of period	$238.6	$241.5

Reconciliation of cash, cash equivalents, and restricted cash:	11/23/2025	11/24/2024
Cash and cash equivalents	$224.1	$217.3
Restricted cash included in prepaid expenses and other current assets	14.5	24.2
Total cash, cash equivalents, and restricted cash shown in the statement of cash flows	$238.6	$241.5